Exhibit 99.2

Allied Motion Reports Summary Pro Forma Information from the Globe Motors, Inc. Acquisition

AMHERST, N.Y.--(BUSINESS WIRE)--November 12, 2013--Allied Motion Technologies Inc. (NASDAQ: AMOT) In connection with the closing of Allied Motion's acquisition of Globe Motors, Inc. from Safran USA, Inc., Allied Motion announced that it would disclose unaudited pro forma financial information with respect to the acquisition. Set forth below are certain pro forma financial metrics that assume that the acquisition of Globe Motors took place on the dates indicated. Allied Motion will provide certain audited financial statements for Globe Motors on or before January 3, 2014 in an Amendment to its Form 8-K reporting the completion of the acquisition of Globe Motors. Such Form 8-K Amendment will also contain pro forma consolidated financial statements. If as a result of the audit the historical financial statements of Globe Motors the financial information used to prepare the pro forma metrics set forth below changes, the pro forma financial statements contained in the Amendment to the Form 8-K may differ from the information disclosed below. The pro forma information may not be indicative of the results that actually would have occurred if the acquisition had occurred on the dates indicated or which may be obtained in the future. The transaction will be accounted for using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the acquisition date. The allocation of the purchase price in preparing the unaudited pro forma information is preliminary and is subject to change. The Globe assets and liabilities have been measured at their estimated fair values at the date of acquisition. Differences between these estimates of fair value and the final acquisition accounting may occur, and those differences could also have an impact on the unaudited pro forma financial information presented below.

The charts below summarize the unaudited pro forma calculation of Revenue, Net Income, Earnings per share, EBITDA and Adjusted EBITDA giving effect to the acquisition as compared to the historical results for Allied Motion for the 9 months ended September 30, 2013 and December 30, 2012 is as follows (in thousands):

	Unaudited Historical	Unaudited
	Financial Results	Pro Forma
	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,	Increase (decrease)
	2013	2013	$	%

Revenues	$75,371	$164,400	$89,029	118%
Net income	$2,612	$6,626	$4,014	154%
Net income per share	$0.30	$0.73	$0.43	143%
EBITDA	$5,083	$21,439	$16,356	322%
Adjusted EBITDA	$7,226	$22,654	$15,428	214%

	Historical	Unaudited
	Financial Results	Pro Forma
	Year Ended	Year Ended
	December 31,	December 31,	Increase (decrease)
	2012	2012	$	%

Revenues	$101,968	$208,168	$106,200	104%
Net income	$5,397	$8,641	$3,244	60%
Net income per share	$0.63	$0.97	$0.34	54%
EBITDA	$9,309	$25,537	$16,228	174%
Adjusted EBITDA	$9,918	$26,555	$16,637	168%

“As evidenced by the summary unaudited pro forma information released today, we are excited with the immediate impact the acquisition Globe Motors may have on the operating results of Allied Motion. While we previously released pro forma revenue information and mentioned that the acquisition was accretive, we feel it is important to also provide our shareholders with information relative to the magnitude of the pro forma earnings impact as a result of the Globe acquisition. We believe that Globe is a solid, well-run company and that the synergies provided by the combination of the two organizations will further facilitate the execution of our Strategy for the long term growth and development of Allied Motion. Additionally, we expect the combination to advance our ability to develop 'Motion Solutions That Change the Game' and meet the current and emerging needs of customers in our respective target market segments,” commented Dick Warzala, President and CEO of Allied Motion.

Headquartered in Amherst, NY, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world. Globe Motors designs, manufactures, and distributes precision, quality grade subfractional horsepower motors and motorized devices throughout the world and for a wide variety of applications including automotive, medical, commercial, industrial and aerospace.

The statements in this press release and in the Company’s November 13, 2013 conference call that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company’s motion markets, introduction of new technologies, products and competitors, the ability to protect the Company’s intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company’s customers to allow the Company to realize revenues from its order backlog and to support the Company’s expected delivery schedules, the continued viability of the Company’s customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company’s products and services, changes in government regulations, availability of financing, the ability of the Company’s lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support growth and new technology, and the ability of the Company to control costs for the purpose of improving profitability. The Company’s ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers’ needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

EBITDA and Adjusted EBITDA are provided for information purposes only and are not measures of financial performance under generally accepted accounting principles. Management believes the presentation of these financial measures reflecting non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges and credits that are not directly related to operating unit performance, and that are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. In addition, this supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net income determined in accordance with GAAP.

The Company believes EBITDA is often a useful measure of a Company’s operating performance and is a significant basis used by the Company’s management to measure the operating performance of the Company’s business because EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our debt financings, as well as our provision for income tax expense. EBITDA is frequently used as one of the bases for comparing businesses in the Company’s industry.

The Company also believes that Adjusted EBITDA provides helpful information about the operating performance of its business. Adjusted EBITDA excludes stock compensation expense, as well as certain income or expenses which are not indicative of the ongoing performance of the Company. EBITDA and Adjusted EBITDA do not represent and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

The Company’s calculation of EBITDA and Adjusted EBITDA for the nine months ended September 30, 2013 and twelve months ended December 31, 2012 is as follows (in thousands):

	Nine Months Ended		Year Ended
	September 30, 2013		December 31, 2012

	Unaudited	Unaudited		Unaudited
	Historical	Pro Forma	Historical	Pro Forma

Net income	$2,612	$6,626	$5,397	$8,641
Interest expense	30	4,988	13	6,647
Provision for income tax	1,130	3,549	2,101	3,156
Depreciation and amortization	1,311	6,276	1,798	7,093
EBITDA	5,083	21,439	9,309	25,537
Stock compensation expense	674	981	609	1,018
Relocation costs	234	234	-	-
Business development costs	1,235	-	-	-
Adjusted EBITDA	$7,226	$22,654	$9,918	$26,555

CONTACT:
Allied Motion Technologies Inc.
Robert Maida or Sue Chiarmonte, 1-716-242-8634